EX-10.33

CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

EIGHTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation ("the Company") has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (“the Plan").

2.	The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, and has since caused the Plan to be further amended.

3.

Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan to revise the Plan’s disability benefit and transfer provisions and to clarify certain other provisions of the Plan.

4.	Sections 12.01 and 12.02 of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time, by action of the Board of Directors.

Amendment to the Plan:

NOW, THEREFORE, be it

RESOLVED, that for the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects, to be effective as of July 1, 2006:

1.	Section 1.04 is amended by deleting the words “Section 6.05 or 9.02(c)” in the last sentence thereof and replacing them with the words “Section 9.02(c)”.

2.	Section 1.13 is amended by deleting the penultimate paragraph thereof and by adding a new paragraph (d) to read as follows:

	“(d)	For a continuous period up to two years while an Employee is in receipt of Disability Payments as provided in Section 2.03(b) .”

3.	Article 1 is amended by deleting Sections 1.14 and 1.15, by renumbering Sections 1.16 through 1.51 as Sections 1.15 through 1.50, respectively, and by adding a new Section 1.14 to read as follows:

“1.14 “Disability Payments” means payments received under the Company’s long-term or short-term disability plans, payments received under the workers’ compensation law (excluding statutory payments for loss of any physical or bodily member such as a leg, arm or finger), or solely with respect to an Employee who is not covered by the Company’s long-term disability plan, payments of a Social Security disability pension received on account of a disability incurred while an Employee.”

4.	Section 1.24, as renumbered, is amended by revising the last sentence thereof to read as follows:

“In the case of any person who is a Leased Employee before or after a period of service as an Employee, the period during which he has performed services as a Leased Employee for the Employer or Affiliated Employer shall be counted solely for purposes of determining eligibility to participate in the Plan and vesting in the Plan to the extent such service would be recognized for other Employees; however, the Leased Employee shall not, by reason of that status, become a Participant in the Plan or accrue any benefit under the plan for the period during which he was a Leased Employee.”

5.	Section 1.25, as renumbered, is amended by adding the following words at the end thereof “,but shall specifically exclude any period during which the Employee is in receipt of Disability Payments”.

6.	Section 1.40, as renumbered, is amended by deleting the last sentence thereof.

7.	Article 2 is amended by deleting Section 2.03 therefrom and by renumbering Section 2.04 as Section 2.03.

8.	Section 2.03, as renumbered, is amended to read as follows:

“2.03 Treatment of Periods of Military Service, Disability and other Leaves of Absence

(a)

Notwithstanding any provision hereof, a Participant’s Service, as taken into account under the Plan for purposes of vesting and for purposes of determining eligibility for and the amount of his retirement benefits hereunder, in accordance with Article 4, Article 6 and Article 9, shall include, to the extent required by law, any period of absence from service with the Employer due to a period of service in the uniformed services of the United States which occurs after the date the Participant meets the eligibility requirements for membership in the Plan. If he shall have returned to the service of the Employer after having applied to return while his reemployment rights were protected by law, the Participant shall be deemed to have earned Compensation during the period of absence at the rate he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Participant’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period).

(b)

In the event a Participant incurs a disability while an Employee and becomes entitled to Disability Payments on account of such disability, the Participant shall continue to accrue benefits under the provisions of Articles 4 and 6 and shall continue to be credited with Vesting Years of

Service for the period he is in receipt of the Disability Payments, up to a maximum continuous period of twenty-four months (including any applicable waiting period for such Disability Payments provided that after the expiration of such waiting period the Participant becomes entitled to Disability Payments). For purposes of computing the benefit accrued by a Participant under this paragraph (b), a Participant shall be deemed to have earned Compensation during the period he is accruing a benefit under this paragraph (b) at the rate of Compensation he was receiving immediately prior to the date he ceased active employment on account of the disability. A Participant who is entitled to Disability Payments and who is credited with at least five Vesting Years of Service may elect at any time by written advance application to the Committee to cease further accruals under the provisions of this paragraph (b) and in lieu thereof to commence receipt of payments under the applicable provisions of the Plan.

(c)
Notwithstanding any provisions of the Plan to the contrary, an Employee’s period of Leave of Absence not otherwise included under paragraph (a) or (b) above, shall be included for purposes of determining vesting and for purposes of determining the amount of his retirement benefits hereunder in accordance with Articles 5, 6, and 9, provided that the Employee returns to the employ of the Employer at or before the expiration of the Leave of Absence. If the Employee receives credit for service under the preceding sentence, the Employee shall be deemed to have earned Compensation during the Leave of Absence at the rate of pay he was receiving immediately prior to his Leave of Absence.”

9.	Section 4.05(a) is amended by revising clause (i) to read as follows:

	“(i)	retirement on his Normal Retirement Date or Early Retirement Date, as the case may be,”

10.	Section 4.06(b) is amended by adding the following sentence at the end thereof:

“In the event the Beneficiary is the Participant’s estate, the death benefit shall automatically be paid to the estate in one lump sum.”

11.

Article 6 is amended by deleting Sections 6.05 and 6.08, by renumbering Sections 6.06 and 6.07 as Sections 6.05 and 6.06, respectively, and by renumbering Sections 6.09 through 6.14 as Sections 6.07 through 6.12, respectively.

12.	Article 6 is amended by adding a new Section 6.13 to read as follows:

“6.13 Reemployment Following Commencement of Annuity Payments

Notwithstanding any provisions of the Plan to the contrary, in the event a Participant who is in receipt of annuity payments is reemployed by the Company or an Affiliated Employer, payment of such benefit payments shall continue.

Upon the Participant’s subsequent termination of employment with the Company and all Affiliated Employers, the Participant shall be entitled to an additional benefit based on the formula then in effect and his Years of Credited Service and Compensation earned after his date of reemployment and such additional benefit shall be subject to and payable in accordance with the provisions of Article 7.

In the event a Participant dies while in active service, the additional benefit shall be payable in accordance with Section 4.06 or Article 8 or 9, as applicable.”

13.	Section 7.02(a) is amended by adding a new paragraph (iii) to read as follows:

	“(iii)	The Participant elects an annuity form under subsection (b)(ii) below with his spouse as Beneficiary.”

14.	Section 7.02(b) is amended by adding the following sentence after the last sentence thereof:

“However, both benefits together, as provided under Articles 4 and 6, must commence simultaneously.”

15.	Section 7.10(a) is amended by adding the following sentence at the end thereof:

“For purposes of this paragraph (a), Actuarial Equivalent shall be determined in the same manner as provided in Section 6.07(b).”

16.

Section 8.01(a) is amended by deleting the words “or if a Participant in receipt of payments under Section 6.05 dies prior to his Normal Retirement Date” from the first sentence thereof and by deleting the last sentence thereof.

17.	Section 8.01 is amended by adding a new paragraph (d) to read as follows:

“(d)
In the event a Participant entitled to a death benefit under paragraph (a) dies in active employment with his estate as his Beneficiary, the death benefit shall be calculated assuming the beneficiary is the same age as the Participant and, in lieu of the annuity form of payment, the death benefit shall be paid in one lump sum under Section 8.03. ”

18.	The Plan is amended by adding a new Article 16 to read as follows:

“ARTICLE 16: TRANSFERS

If an Employee during his period of employment with the Company and all Affiliated Employers is transferred to or from a position eligible to accrue benefits under the provisions of Article 4, 6 or 9 to a position that is ineligible for benefits under the applicable Article, the following provisions shall apply:

(a)

Vesting Service. An Employee’s Vesting Years of Service shall be determined on the basis of his period of employment with the Company and all Affiliated Employers (unless otherwise specified in Schedule J).

(b)

Credited Service for Purposes of Determining Eligibility for Benefits. For purposes of determining an Employee’s eligibility for benefits under the Plan (but not the amount of any benefit unless otherwise specified in paragraph (d) below), an Employee’s years of Credited Service shall be determined on the basis of his period of employment with the Company and all Affiliated Employers.

(c)

Eligibility for Benefits. Upon an Employee’s termination of employment with the Company and all Affiliated Employers, an Employee shall be entitled to a Normal, Early, Disability or Vested Retirement Benefit under the applicable provisions of the Plan if, at the time of his termination of employment, he has satisfied the age, service, and any other requirements of the Plan for such benefit.

(d)	Rules for Determining the Amount of Benefit.

(i)

If an Employee who is accruing benefits under the provisions of Article 6 is transferred to a position with the Company or to an Affiliated Employer and on account of such transfer the Employee would be ineligible to accrue further benefits under the provisions of Article 6, the following provisions shall apply:

(A)

Credited Service for Benefit Accrual Purposes. All service with the Company or an Affiliated Employer in such transferred position shall be included in determining the Employee’s years of Credited Service for purposes of determining the amount of the Employee’s benefit under Article 6 except that any service rendered while the Employee is eligible to accrue benefits under Article 9 or is eligible to participate in another qualified defined benefit pension plan shall be excluded.

(B)

Average Compensation. Compensation (as defined in Section 1.11) paid by the Company or an Affiliated Employer to the Employee while employed in such transferred position shall be included in determining an Employee’s Average Compensation.

(ii)

If an Employee who is accruing benefits under the provisions of Article 4 is transferred to a position with the Company or to an Affiliated Employer and on account of such transfer the Employee would be ineligible to accrue further benefits under the provisions of Article 4, benefits shall continue to accrue under the provisions of Article 4 after the date of transfer except that if the Employee is transferred to a position in which he is eligible to participate in a qualified defined contribution plan which provides for employer contributions (other than salary deferrals under Section 401(k) of the Code) the Employee shall cease to accrue benefits under Section 4.02 based on Compensation paid to the Employee by the Company or an Affiliated Employer while in the transferred position.

(iii)

If an Employee who is accruing benefits under the provisions of Article 9 is transferred to a position with the Company or to an Affiliated Employer in which he is ineligible to accrue further benefits under the provisions of Article 9, the Employee’s service rendered while in such ineligible position shall not be included in his Credited Service for purposes of determining the amount of his benefit under Article 9. Accordingly, If a participant transfers to a position where he is no longer eligible to participate in Article 9, he will not earn Credited Service under Article 9 while in that ineligible position.

(iv)

If an Employee is transferred from a position that is ineligible to accrue benefits under the provisions of Article 4, 6 or 9 to a position that is eligible to accrue benefits under one of those Articles, the following provisions shall apply:

(A)

Compensation paid to such Employee prior to the date of transfer shall be disregarded in determining the amount of the Employee’s benefit under Article 4 or 6, as applicable, unless the Employee is transferred from a position eligible to accrue benefits under Article 9 in which case Compensation paid to the Employee while covered by Article 9 shall be recognized in determining the Employee’s Average Compensation under Article 6, if applicable.

(B)

For purposes of determining the amount of an Employee’s benefit under Article 4, 6 or 9, service rendered prior to the date the Employee became employed in a position eligible to accrue benefits under Article 4, 6 or 9 shall be disregarded in determining the Employee’s Credited Service under the applicable Article.

(e)

Transfers Involving a Non-U.S Affiliated Employer. Notwithstanding the preceding provisions of this Article 16, any period of employment with a non-U.S. Affiliated Employer shall be recognized solely for the purpose of determining an Employee’s Vesting Years of Service under subparagraph (i) above [and for purposes of determining an Employee’s eligibility for benefits under subparagraph (ii)]. Such period of employment shall be excluded in determining the amount of a Participant’s benefit under paragraph (d) and any Compensation paid during such period of employment shall likewise be excluded.”

19.	Schedule J, Item 22 is amended, effective as of September 1, 2005, to read as follows:

“22.	Collins, Long Island (formerly referred to as Novatronics, Inc.)

(a)

Notwithstanding any provision hereof to the contrary, no Employee who is employed at operations or facilities acquired by the Employer in its acquisition of Novatronics, Inc. shall be eligible to become a Participant in this Plan prior to September 1, 2005.

(b)

Effective as of September 1, 2005, an Employee at the operations and facilities acquired by the Employer in its acquisition of Novatronics, Inc. shall be eligible to become a Participant in accordance with Section 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.02. In computing the benefits accrued under Article 4.02, only Compensation earned on and after September 1, 2005 shall be counted.

(c)

For purposes of determining an Employee’s Vesting Years of Service, the Employee’s period of prior service with Novatronics, Inc. rendered prior to the date of acquisition shall be included. In computing such prior service, an Employee who is credited with at least one Hour of Service prior to July 1 of a calendar year shall receive one full Vesting Year of Service for that calendar year; otherwise no credit shall be credited for that calendar year.”

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.